Exhibit 3.326

Exhibit 3.326

MAR 29 1996

Filed with the Department of State ON

Microfilm Number             [GRAPHIC APPEARS HERE]

Entry Number 2687336 Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT

DSCB:15-1306/2102/2303/2702/2903/7102a (Rev 90)

Indicate type of domestic corporation (check one):

X Business-stock (15 Pa. C.S. § 1306) Management (15 Pa. C.S. § 2702)

Business-nonstock (15 Pa. C .S. § 2102) Professional (15 Pa. C.S. § 2903)

Business-statutory close (15 Pa. C.S. §2303 Cooperative (15 Pa. C.S. §7102A)

In compliance with the requirements of the applicable provision of 15 Pa.C.S. (relating to corporations and unincorporated association) the, undersigned desiring to incorporate a corporation for profit hereby state(s) that:

1. The name of the corporation is UHS of Pennsylvania , Inc.

2. The (a) address of the corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)

Number and Street City State Zip County

(b) c/o: C T CORPORATION SYSTEM Philadelphia

Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1000 (other provisions, if any, attach 81/2x11sheet)

5. The name and address, including street and number, if any, of each incorporator is:

Name

Address

Sherrie L. Hedrick

367 South Gulph Road King of Prussia, PA 19406

6. The specific effective date, if any, is

month

day

year

hour, if any

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15, U.S.G. § act seq.).

(PA 432- 10/2/92)

thereto, have caused these presents to be executed by the Vice President and attested by the Secretary of each party hereto as the respective act, deed and agreement of each of said corporation, on this 10 th day of August 2000.

ATTEST: UHS OF OKLAHOMA, INC.

Bruce R. Gilbert

Secretary By

Kirk E. Gorman

Vice President and Treasurer

ATTEST: ENID HOSPITAL LEASING, INC.

Bruce R. Gilbert

Secretary By

Kirk E. Gorman

Vice President and Treasurer

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholder is

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 28 th day of March, 1996.

[GRAPHIC APPEARS HERE]

(Signature)(Signature)